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                                                                        Ex. 10.1


                                   AGREEMENT

AGREEMENT TO SELL STOCK ("Agreement") dated as of the     day of April 1999 by
and between:

(1)INTRACELL VACCINES LIMITED; hereafter "INTRACELL", An Isle of Man Company whose registered office is at 1 Sydney Mount Circular Road, Douglas Isle of Man, 1M1 3DB

(2) HIV-VAC INC hereafter "HVI" a Nevada corporation whose corporate office is at 9101 West Sahara Avenue, Las Vegas, NV 89117

(3) KEVIN W. MURRAY hereafter "Mr. Murray" of 12 Harben Court, Collingwood, Ontario, Canada

(4) JOHN PALETHORPE hereafter - Mr. Palethorpe of Knoll Hill Belbroughton, Road Blakedown Worcestershire England

(5) GORDON SKINNER, hereafter "Dr. Skinner" of Harborough Banks, Old Warwick Road, Lapworth, England

(6) LAVERT DAVIS hereafter "Mr. Davis" of 9101 West Sahara Avenue, Las Vegas, NV 89117

and

(7) FELICIA MURRAY hereafter "Mrs. Murray" of 9101 West Sahara Avenue, Las Vegas, NV 89117

BACKGROUND

A. HVI is a Corporation quoted on the NASD Electronic Bulletin Board under the symbol HIVC having previously been incorporated under the name of Persona Records Inc.

B. HVI has an authorised capital stock of 60,000,000 shares comprised as follows:

1. 50,000,000 shares of common stock with a par value of $0.001 of which after entering this Agreement there will be 25,929,672 issued and outstanding common shares all fully paid and non-assesable. As of the date of this Agreement there are no outstanding warrants or options to purchase any common shares nor are there any pending agreements implied or otherwise to issue any additional common shares other than as stated in Article 1 clause 1.7C of this Agreement

AND

2. 10,000,000 Preferred A shares, each Preferred A share having voting rights equal to 3,000 common share votes for each Preferred A share held. After entering into this Agreement there


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will be 10,000 Preferred A shares issued and outstanding. No other Preferred A shares have been issued nor are there any outstanding warrants or options to purchase any Preferred A shares nor are there any agreements implied or otherwise to issue any additional preferred A shares.

C. Mr. Davis is currently the President of HVI and Mrs. Murray is currently a Director of HVI and there are no other Directors or Officers of the Corporation

D. Mr. Murray and Dr. Skinner are the Directors of INTRACELL and Mr. Murray, Mr. Palethorpe and Dr. Skinner are the owners of all the issued share capital in INTRACELL

E. By virtue of a License dated 5th November 1998 issued by Birmingham Research and Development Limited on behalf of the University of Birmingham England INTRACELL have an exclusive world-wide License to make use exercise and vend the invention in all pharmaceutical forms and in all fields of application for the development of an HIV vaccine and/or derivative vaccine products ("the License")

F. HVI wish to offer and INTRACELL agrees to Accept 5,750,000 common stock shares and 10,000 preferred A Shares in exchange for the License. Both INTRACELL and HVI agree that this stock is issued and the licence is assigned for a total consideration of US$100,000.

G. HVI agrees to appoint Mr. Murray, Mr. Palethorpe and Dr. Skinner as Directors of the Corporation and to enter into Stork Option Agreements based on performance in the form of the Stock Option Agreements contained in Schedule A for the acquisition by them of HVI stock.

NOW, THEREFORE, in consideration of the promises and the mutual and dependent promises hereinafter contained, the parties hereto represent warrant, covenant and agree as follows;

                                   ARTICLE-1

1.1 AGREEMENT TO CONSUMMATE TRANSACTIONS - Subject to the terms and conditions of this Agreement INTRACELL and HVI agree to Consummate or cause to be consummated the transactions contemplated by Sections 1.2 through 8.2 of this Agreement ("transaction"), and agree that the consummation of each of the transactions is conditional upon the consummation of each of the other transactions.

1.2 Mr. Davis and Mrs. Murray jointly and severally warrant that the covenants made by HVI are true and that following the appointment of Mr. Murray, Mr. Palethorpe and Dr. Skinner as Directors and/or Officers of HVI, they will resign their appointments as President, Officers and Directors of HVI without any claim for compensation of any kind against HVI.

1.3 Mr. Murray Mr. Palethorpe and Dr. Skinner jointly and severally warrant that the covenants made by INTRACELL are true and they agree to be appointed as officers in HVI as hereinafter appears

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1.4 BOARD OF DIRECTOR APPROVAL - HVI has submitted to its Board for approval, the substance of this Agreement at a annual meeting of its Shareholders on March 12th 1999.

1.5 PRIOR TO CLOSING - The parties agree that upon the execution of this Agreement to enable INTRACELL to fulfill its obligations under the License HVI will forthwith pay to the University of Birmingham's Birmingham Research and Development Limited Affiliate by wire transfer Fifty Thousand Pounds Sterling (50,000.00).

1.6 CLOSING - A meeting of the parties to this Agreement ("Closing") will take place at which time, certificates opinions letters and other documents required by this Agreement will be delivered or exchanged. The Closing will take place by simultaneous transfer of Assignments and Stock as soon as practicable after the parties have obtained any required approval, and this Agreement shall be declared effective as of the date of its signing.

1.7 AT CLOSING. The Parties shall:

A: HVI shall issue to INTRACELL five million seven hundred and fifty thousand (5,750,000) shares restricted pursuant to "rule 144" of Common HIV-VAC capital stock

B: HVI shall issue to INTRACELL ten-thousand (10,000) shares of HIV-VAC Preferred Series A stock, with 3,000 for one super voting rights

C- HVI shall grant to Mr. Murray Mr. Palethorpe and Dr. Skinner common stock options to acquire shares of Common stock based upon the performance conditions of the Option. (Schedule A)

D. INTRACELL shall assign the world-wide license described 1.10 below to HVI

E. INTRACELL shall be responsible for any and all finder or promoters fees due under any agreement entered into between INTRACELL and any finder or promoter.

1.8 SUBSEQUENT TO CLOSING. The Parties agree, that subsequent to closing the following shall occur:

A - HVI shall immediately appoint Kevin W. Murray Secretary/Treasurer John Palethorpe Vice President and Dr. Gordon Skinner President all subject to their written consent

B - HVI shall execute employment agreements with the following:

Kevin W. Murray as Secretary-Treasurer, John Palethorpe as Vice-President and Dr. Gordon Skinner as President

C - HVI shall undertake to offer and sell US$5,000,000, on a best efforts basis, of capital stock on a transaction exemption which will not be integrated into any previous Regulation D Rule 504 offering. The funds raised thereby are to be used at the discretion of the Board Of Directors to further the research of the INTRACELL Vaccine.

1.9 CONSUMMATION OR TRANSACTIONS - If at the Closing, no condition exists which would permit any of the parties to terminate the Agreement or a condition then exists and the party entitled to terminate because of that condition elects not to do so, then and thereupon HVI will file the necessary documents required by the State of Nevada, to reflect the acquisition of the corporate

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stock by INTRACELL.

1.10 CONSIDERATION, ISSUANCE AND DELIVERY OF STOCK. As consideration to HVI for transfer of the above described stock. INTRACELL, by virtue of an assignment to be executed on closing in the form of the assignment in Schedule B attached hereto and by this reference made a part hereof, shall assign exclusive world-wide licence granted by the University of Birmingham to make, use, exercise and vend a proprietary invention for the treatment of AIDS. The above-described stock shall be delivered simultaneously with the assignment of the license (See the License Agreement, attached hereto Schedule C.)

                                   ARTICLE II

REPRESENTATIONS AND WARRANTIES OF INTRACELL

INTRACELL represents and warrants to HVI that as at today and at the date of closing, as follows

2.1 COMPANY IN GOOD STANDING - INTRACELL is a company duly organised, validly existing and in good standing under the laws of the Isle of Man and has full power to carry on its business as it is now being conducted

1-2 THE LICENSE - The License has been validly issued to INTRACELL and is not subject to any liens encumbrances or security interests whatsoever. INTRACELL is not in breach of the License save for the untimely payment of Fifty Thousand Pounds ( 50,000.00) which HVI will pay upon execution of this Agreement. Neither the Licensor nor the University of Birmingham have given notice of License breach or termination and the payment of the Fifty Thousand Pounds will remedy the breach and place the Agreement in good standing

2.3 AUTHORITY - INTRACELL has the power and authority to enter into this Agreement and carry out the transactions contemplated hereby. The execution delivery and performance of the Agreement by INTRACELL will have been duly and validly authorised and adopted by INTRACELL'S Board of Director and this Agreement will be legally binding and enforceable against INTRACELL in accordance with its terms, subject to applicable bankruptcy, reorganisation, insolvency, moratorium and other laws affecting creditors' rights generally from time to time in effect and subject to principals of equity which may affect the availability of remedies with respect thereto. To the best of its knowledge the entering into this Agreement by INTRACELL does not, and the consummation of the transactions contemplated by this Agreement will not violate the provisions of
(i) any applicable laws of the Isle of Man or any other jurisdiction in which INTRACELL does business; (ii) INTRACELL'S charter, or (iii) any judgement or decree applicable to INTRACELL subject to the obtaining of the permits, approvals, consents authorisations and modifications referred to in Section 6.3 hereof no default or breach will occur in any material respect by virtue of the plan of Acquisition under any material contract, agreement mortgage, indenture or other instrument which INTRACELL is a

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part or by which it is bound, and no material right of INTRACELL under any such existing contract, agreement, mortgage, indenture or other instrument will be extinguished by virtue of the Agreement

2.4 CHANGES IN CONDITIONS - Except as permitted or contemplated by this Agreement or disclosed to HVI that has not been:

A - Any material adverse change in the assets (including any such change caused by damage destruction or loss, whether or not insured), the results of operations (including any change caused by discontinued operations), or the business prospects or conditions, financial or otherwise of INTRACELL during the last 180 days.

B - Any sale or transfer by INTRACELL of any material tangible asset, or any mortgage, pledge, lease or lien, charge or encumbrance on any assets or any such lease or real property, machinery, equipment or buildings, other than in the ordinary course of business.

2.5 LITIGATION - Except as disclosed to HVI, there are no judicial or administrative actions, suits, proceeding or investigations pending; or to the best knowledge and belief of INTRACELL threatened against which might result in any material adverse charge in the condition (financial or other), properties, assets, business, operations or prospects of INTRACELL or in any material liability on the part of the Company as a consequence of which the validity of this Agreement the validity of the License, the ability of INTRACELL to assign the License or of any action taken or to be taken in connection herewith is in doubt or jeopardy but HVI is fully aware of the nature and extent of claims made against INTRACELL and its shareholders by Peter Filion as disclosed in schedule F

2.6 DISCLOSING OF MATERIAL INFORMATION - Neither this Agreement nor any Exhibit hereto contains any untrue statement or material fact or admits to state a material fact necessary to make the statements herein or therein not misleading relating to the business or affairs of INTRACELL. There is no fact known to INTRACELL which materially adversely affects the business condition (financial or otherwise) or prospects of the Company which has not been set further herein or disclosed to HVI

                                   ARTICLE III

REPRESENTATIONS AND WARRANTIES OF HVI

HVI represents and warrants to INTRACELL as at today and as at closing as follows:

3.1 ORGANISATION AND GOOD STANDING - HVI is a corporation duly organised, existing and of good standing under the laws of the State of Nevada with full corporate power to carry on its business as it is now being conducted. HVI has qualified as a foreign corporation to do business and is in good standing in each jurisdiction in which the character and location of the properties owned or leased by it or the nature of the business transacted by it makes such qualification necessary. Copies of HVI's Articles of Incorporation, as amended, and By-Laws, both as

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presently in effect are complete and correct and a copy is included in Schedule
E. HVI is not a reporting Company under the laws of the Securities and Exchange Commission of the United States; the common stock of HVI is quoted on the NASD Electronic Bulletin Board (EBB) under the symbol HIVC

3.2. FUTURE STATUS - HVI is required to become a reporting Company on or before March 1st, 2000 in order to maintain eligibility requirements for quotation on the EBB. HVI's financial statements for the year ended 31st December 1998 have not been finalised nor have accounts been prepared from that date to the date of this Agreement. HVI will with all due expedition have such financial statements and accounts prepared with no liabilities and no assets and will have the same approved by the shareholders so soon as is practical and HVI has or will duly file or cause to be filed all federal income tax returns and all other Federal State County local or City Tax Returns which are required to be filed including but not limited to income and employee taxes and HVI has paid or caused to be paid all taxes shown on the said Returns or on any tax assessment received or anticipated to be received by it to the extent that all taxes have become due or has set aside on its books reserves,(segregated to the extent required by sound accounting practice) reasonably deemed be adequate with respect thereto and HVI has amended its Articles of Incorporation to provide for a class of Preferred Shares authorised as series A Preferred class of shares having the powers stated in Schedule D. HVI undertakes to increase the authorised share capital of common shares to 100.000,000 shares of $0.001 par value.

3.3 CAPITALISATION - HVI's authorised capital stock consists of the common stock and Preferred A shares recited in clause B of the Background

3.4 AUTHORITY - HVI has the corporate power to enter into this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance of this Agreement by HVI has been duly and validly authorised and approved by HVI's Board of Directors. Otherwise the entering into of this Agreement by HVI does not, and the consummation by HVI and INTRACELL of the transactions contemplated hereby, will not violate the provisions of (1) any applicable laws of the United States or any other jurisdiction in which HVI does business, (2) HVI's Articles of Incorporation; as amended, of its By-Laws or
(iii) any judgement or decree applicable to HVI, subject to the obtaining of HVI approvals. consents, authorisations and modifications referred to in Sections
6.3 hereof, no default or breach will occur in any material respect by virtue of this Agreement under any material contract mortgage, agreement indenture or other instrument applicable to HVI and no rights of HVI under any existing contract, agreement, mortgage, indenture or other instrument will be extinguished by virtue of the Agreement

3.5 FINANCIAL STATEMENTS - HVI's audited financial report to 31st December 1998 and to the date of this Agreement will be true and complete in all material respects, such having been prepared in accordance with generally accepted accounting principles. The financial statements shall in any event be prepared and approved by the shareholders before 30th April 1999. HVI warrants that the results of its operations for the periods mentioned in clause 3.2 will not disclose any change in the financial condition, properties, assets, liabilities, business or operations of HVI

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which has been, or to the best knowledge of HVI is likely to be materially adverse with respect to HVI. As soon as practicable after consummation of the transaction contemplated by this Agreement HVI will prepare audited consolidated financial statements, and will update and file all necessary reports and filings with the Securities and Exchange Commission as required. In any event any audited financial report which is or could have been prepared prior to the date of closure would or will disclose a situation in which save for the value of issued capital the Corporation has neither assets or liabilities.

3.6. INDEMNITY - Lavert Davis will at closing supply a written statement and indemnity to HIV-VAC stating that as of today HVI has no assets or liabilities, that there are no known outstanding or contingent liabilities and that so far as they are aware there have been no changes between today and the date of closing

3.7 ABSENCE OF CERTAIN CHANGES OF EVENTS - Since the date of HVI's financial report ended 31st December 1998 there have not been:

A - Any material adverse change in the assets (including any such change caused by damage, destruction, or loss, whether or not insured). The results of operations (including any change caused by discontinued operations) or the business prospects or condition, financial or otherwise of HVI, nor to the knowledge of HVI, has any event or condition occurred which may result in such change;

B - Until the date of Closing - HVI will conduct its business in the ordinary and usual course and prior to the time of Closing, it will not, without the written consent of INTRACELL dispose of any property, except in the regular, ordinary course of business, declare or pay any dividends, or make any other distribution to the shareholders, or issue or purchase any stock, except for the results of the shareholders meeting held on 12 March 1999 where it was resolved that the assets of Persona Records (now HVI) be exchanged for the original shares issued for those assets.

3.8 LITIGATION - There are no judicial or administrative actions or suits of a material nature proceedings or investigations pending or threatened against HVI which might result in any material adverse change in the condition (financial or other), properties, assets, business, operations or prospects of HVI or in any material liability on the part of HVI or which question the validity of the Agreement or of any action taken or to be taken in connection herewith. There are no citations, fines or penalties heretofore asserted against HVI under any federal, state or local law relating to air or water pollution, or other environmental protection matters, or relating to occupational health or safety.

3.9 DISCLOSING OF MATERIAL INFORMATION - Neither this Agreement nor any Exhibit hereto contains any untrue statement of material fact or admits to state a material fact necessary to make the statement herein or therein not misleading, relating to the business or affairs of HVI to the best knowledge and belief of its officers and directors. There is no fact known to HVI which

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materially adversely affects the business, condition (financial or otherwise) or prospects of HVI which has not been set forth herein or otherwise disclosed to INTRACELL and its legal Counsel

                                   ARTICLE IV

COVENANTS OF INTRACELL

INTRACELL covenants with HVI as follows:

4. AFFIRMATIVE COVENANTS - Prior to the Closing Date INTRACELL WILL do or has done the following:

A: INTRACELL has convened a special meeting of the Board of the Company, at which time the Board of Directors of 1NTRACELL agreed to proceed with the Agreement and Plan of Exchange;

B: INTRACELL WILL use its best efforts to preserve its business organisation intact, and retain the services of its officers and employee;

C: INTRACELL will promptly advise HVI in writing of any materially adverse change in financial condition, business, operations or key personnel of INTRACELL, any breach of its representations or warranties contained herein, and any material contract, agreement, licence or other arrangement which if in effect on the date of this Agreement, should have been included in this Agreement; and

D: INTRACELL will use its best efforts to accomplish all actions necessary to consummate the Plan of Exchange, including the satisfaction of all the conditions set forth in this agreement.

                                    ARTICLE V

COVENANTS OF HVI

HVI covenants with Intracell as follows

5.1 NEGATIVE COVENANTS - HVI will not prior to Closing date without the prior written consent of INTRACELL:

A; Declare any dividends payable on shares of HVI Common stock
B; Except as noted in section 3.2 split or combine or re-classify the outstanding shares of HVI Common stock or C; Merge into or sell all or substantially all of its assets to any person or entity

5.2 AFFIRMATIVE COVENANTS - Prior to closing date HVI will do the following:

A: HVI will reserve and promptly after closing issue and deliver the number of shares of HVI

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common stock required.

B: HVI will use its best efforts to accomplish all actions necessary to consummate the Agreement, including satisfaction of all the conditions contained in this agreement.

C: HVI will promptly advise INTRACELL in writing of any materially adverse change in the financial condition, business, operations, or key personnel of HVI any breach of its representations or warranties contained herein, and any material contact agreement, license or other agreement which, if in effect on the date of this agreement should have been included in the Agreement

D: HVI will afford to the officers attorneys, accountants and other authorised representatives of INTRACELL full and free access to its properties, books, tax returns and records in order that INTRACELL may have a full opportunity to make such investigations as INTRACELL desires of the affairs of HVI.

                                   ARTICLE VI

Mutual Conditions

Neither HVI or INTRACELL will be obligated to complete or cause to be completed the transaction contemplated by this agreement unless the following conditions have been met prior to or at the Closing:

6.1: ABSENCE OF RESTRAINT - No order to restrain, enjoin or otherwise prevent the consummation of this Agreement or the transactions contemplated herein shall have been entered by any court of or administrative body, and no proceeding to obtain any such order shall have been commenced or shall be threatened

6.2: ABSENCE OF TERMINATION - The obligations to consummate the transactions contemplated hereby shall not have been cancelled pursuant to section 9.1

6.3: REQUIRED APPROVALS - HVI AND INTRACELL shall have received all such approvals consents, authorisations or modifications as may be required to permit the performance of HVI and INTRACELL of their respective obligations under this Agreement and the consummations of the transactions herein contemplated (whether for governmental authorities or other persons), and HVI and INTRACELL shall each have received any and all permits and approvals from any regulatory authority having jurisdiction required for the lawful consummation for the Plan of Acquisition.

                                   ARTICLE VII

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
Conditions to INTRACELL's Obligations

INTRACELL shall not be obligated to complete or cause to be completed the transactions contemplated by this Agreement unless the following conditions have been met prior to or at the Closing

7.1 COMPLIANCE WITH REPRESENTATIONS, WARRANTIES AND COVENANTS - All of the representations and warranties of HVI made in or pursuant to this Agreement are true and shall be true in all material respects at and as of the Closing date, with the same force and effect for changes contemplated or permitted by the Agreement or otherwise approved in writing by INTRACELL; HVI shall be have complied with and performed all of the covenants contained in this Agreement to be performed by them at or prior to the Closing Date. Such shall be evidenced by appropriate Schedules to be attached hereto and incorporated by reference and certified as correct by the President of HVI.

7.2 OPINION OF COUNSEL - At its option, INTRACELL shall have received an opinion dated at or near the Closing date from counsel for HVI that:

A: HVI is a corporation validly organised, legally existing and in good standing under the laws of the state of Nevada, with full corporate power and authority to own its properties and to conduct its business as it is being conducted

B. HVI shall have full corporate power to carry out the transactions contemplated herein, this Agreement has been duly executed and delivered by HVI and all necessary corporate action has been taken by HVI, its Board of Directors and shareholders in order to consummate the transactions to execute and deliver this Agreement and to make this Agreement the valid and legally binding obligation of HVI

C: The shares of HVI common stock required to effect the Plan of Acquisition between HVI and INTRACELL in accordance with the terms of this Agreement have been duly and validly authorised and issued; and upon the consummation of the transactions herein, will be fully paid and non-assessable;

D: The execution, delivery and performance of this Agreement by HVI and the consummation of the transaction contemplated thereby will not constitute a violation, breach or default under of conflict with HVI's Articles of Incorporation as amended or its By-Laws, or any other Agreement or any judgement, writ injunction or decree or any court, governmental body or arbitrator, known to such counsel, to which HVI is a party or by which it may be bound;

E: No consent or approval by any governmental authority which has not been obtained is required in connection with the consummation of the Agreement.



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
                                  ARTICLE VIII

CONDITION TO OBLIGATIONS OF HVI

HVI shall not be obligated to complete or cause to be completed the transactions contemplated by this Agreement unless the following conditions have been met prior to or at the Closing:

8.1 COMPLIANCE WITH REPRESENTATIONS, WARRANTIES AND COVENANTS All of the representations and warranties of INTRACELL contained in this Agreement and in its Business Plan provided HVI are true and shall be true in all material respects at and as of the Closing date. Such shall be evidenced by appropriate Schedules attached hereto and incorporated by reference and certified as correct by the shareholders and Directors of INTRACELL


8.2 OPINION OF COUNSEL - At its option, HVI shall have received an opinion dated at or near the Closing date from Counsel for INTRACELL that

A-INTRACELL is a corporation duly chartered and validly existing in good standing under the laws of the Isle of Man with corporate power and authority to own its properties and to conduct its business as it is then being conducted,

3: INTRACELL has full corporate power to carry out the Transaction, this Agreement has been duly executed and delivered by the Company and necessary corporate action has been taken by INTRACELL to execute and deliver this Agreement, and to consummate the Transactions and this Agreement is the valid and legally binding obligation of INTRACELL subject to applicable bankruptcy, reorganisation, insolvency, moratorium and other laws affecting creditors rights generally from time to time in effect and subject to principles of equity which may affect the availability of remedies. with respect thereto;

C: The execution. delivery and performance by INTRACELL of this Agreement, and the consummation of the Transactions contemplated hereby will not constitute a violation, breach or default under the Certificate of Incorporation or By-Laws of the Company

D: No consent or approval by any governmental authority which has not been obtained is required in connection with the consummation by INTRACELL of the transactions contemplated herein.

E: To the best knowledge and information of counsel to The Company, there is no material litigation or proceeding pending or threatened against INTRACELL required to be disclosed under this Agreement which has not already been disclosed to HVI

                                   ARTICLE IX

MISCELLANEOUS                                                                 11
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9.1 TERMINATION'S - This Agreement may be terminated or cancelled, and the transactions contemplated hereby may be abandoned, notwithstanding stockholder authorisation at any time before consummation of the Agreement:

A: By mutual consent of the Board of Directors of HVI and INTRACELL

B. By any party in the event that any of the conditions specified in Article VI shall not have been satisfied within the time contemplated by this Agreement

C: By HVI if any of the conditions specified in Article VIII shall not have been satisfied within the time contemplated by this Agreement, or

D - By INTRACELL if any of the conditions specified in Article VII shall not have been satisfied within the time contemplated by this Agreement after 60 days from the date of this agreement, if in the opinion of the board of Directors of HVI, the Company has not raised or is not able to raise a minimum of US$1,500,000 necessary to fund the first year of research necessary to commence phase one trials of the AIDS vaccine as assigned under this agreement.

AND in the event of termination HVI shall forthwith:

A- Execute a Re-Assignment of the Licence in the form set out in Schedule B

B- Discontinue for all purposes representing itself as being an Assignee of the license and

C- Deliver to INTRACELL the confidential information referred to in Article IX clause 9.2.

9.2 RETURN OF INFORMATION - Confidentially, in the event this Agreement as terminated or the Plan of Exchange is not consummated for any reason, HVI and INTRACELL agree that all written information and documents supplied by either HVI and INTRACELL to each other shall be promptly returned to the other party at its request, and HVI and INTRACELL shall each use its best efforts to cause confidential information to continue to be treated as confidential. INTRACELL world-wide licence assigned hereby, shall revert to INTRACELL without any further action on behalf of either party and HVI shall cease, forthwith and forever, to act in any manner as owner of such license

9.3 COSTS AND EXPENSES - All costs and expenses incurred in connection with this Agreement will be paid by the party incurring expenses. In the event of any termination of this Agreement pursuant to Section 9.1, subject to the provisions of 9.2, HVI and INTRACELL will each bear their own expenses

9.4 EXTENSION OF TIME WAIVERS - At anytime prior to the Closing date:

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A. HVI may (1) extend the time for the performance of the obligations or other acts of The Company, (2) waive any inaccuracies in the representations and warranties of INTRACELL contained herein or in any document delivered pursuant hereto by The Company and

B. INTRACELL may waiver compliance with any of the Agreements or conditions herein to be performed by HVI

Any agreement on the part of INTRACELL to any such waiver shall be valid only if set forth in an instrument, in writing, signed on behalf of INTRACELL

9.5 ASSIGNABILITY - This Agreement shall inure to the benefit of and be binding on the parties hereto and their respective successors and assigns, provided that this Agreement my not be assigned by any Party without the prior written Consent of the other party,

9.6 RELIANCE OF COUNSEL - In rendering any opinion referred to herein, counsel may rely, as to any factual matters involved in their opinion, on certificates of public officials and of corporate officers, opinions of corporate general counsel, and such other evidence, as such counsel may reasonably deem appropriate; and as to matters governed by laws of Jurisdictions other than the United States or the state in which said counsel is located, an opinion of local counsel in jurisdictions which counsel shall be satisfactory to the other parties in the exercise of their reasonable judgement

9.7 NOTICES - Any notice to any party hereto pursuant to this Agreement shall be given by Certified or registered mall, addressed to the then Company offices of the Party or their address as disclosed herein

9.8 AMENDMENT - This Agreement may be amended with the approval of the Board of Directors. of HVI and INTRACELL at any time before or after approval thereof by the stockholders of HVI but after any such stockholder approval no Amendment shall be made which substantially and adversely changes the terms hereof. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

9.9 ENTIRE AGREEMENT COUNTERPARTS APPLICABLE LAW - This Agreement (a) constitutes the entire agreement and superseded all prior agreements and understanding both written and oral among the parties with respect to the subject matter hereof, (b) may be executed in several counterparts, each of which will be deemed an original and all of which shall constitute one and the same instrument (c) shall be governed in all respects, including validity, interpretation and effect by the laws of the State of Nevada and (d) facsimile transmitted signatures will be deemed valid as though they were originals and the parties may perform any and all obligations and duties on reliance on the facsimile copies

9.10 TITLES - The Titles and capitals of the Sections and paragraphs of this Agreement are included for convenience of reference and shall have no effect on the constructions or meaning of this Agreement

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
IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

HIV-VAC INC.
/s/ Lavert Davies                               /s/ Felicia Murray
------------------------                        ------------------------
Lavert Davies, President                        Felicia Murray, Director




INTRACELL VACCINES LTD

/s/ Gordon Skinner
----------------------------
Gordon Skinner for Intracell

/s/ John Palethorpe                /s/ Kevin Murray        /s/ Gordon Skinner
----------------------------       -------------------     ------------------
John Palethorpe                    Kevin Murray            Gordon Skinner


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